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                                                                   EXHIBIT 10.49

                              AMENDED CONFIRMATION

Date:         August 28, 2002

To:           Gold Banc Corporation, Inc. ("Counterparty")

Attention:    Rick Tremblay, Chief Financial Officer
Phone No.:    913-323-7703
Facsimile No: 913-451-8004

From:         Citibank, N.A. New York ("Citibank")

Telefax No.:  212-615-8985

Transaction Reference Number: 29482

     The purpose of this communication is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the "Transaction") between Citibank, N.A., New York ("Citibank") and Gold Banc Corporation, Inc. ("Counterparty"). This communication constitutes a "Confirmation" as referred to in the Agreement specified below. THIS CONFIRMATION AMENDS, RESTATES AND SUPERSEDES ANY PRIOR CONFIRMATION FOR THIS TRANSACTION.

     1. The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions") (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. References herein to a "Transaction" shall be deemed to be references to a "Swap Transaction" for the purposes of the Definitions.

This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of August 14, 2002, as amended and supplemented from time to time (the "Master Agreement"), between Counterparty and Citibank. All provisions contained in the Master Agreement govern this Confirmation except as expressly modified below. In the event of any inconsistency between this Confirmation and the Definitions or the Master Agreement, this Confirmation will govern.

THIS CONFIRMATION WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE, PROVIDED THAT THIS PROVISION WILL BE SUPERSEDED BY ANY CHOICE OF LAW PROVISION IN THE MASTER AGREEMENT.

     2. The terms of the particular Transaction to which this Confirmation relates are as follows:
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

     Notional Amount:                         USD 37,550,000.00

     Trade Date:                              August 19, 2002

     Effective Date:                          August 21, 2002

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     Termination Date:                        June 30, 2029

     FIXED AMOUNTS:

Fixed Rate Payer:                             Citibank

Fixed Rate Payer Period End Dates:            Quarterly, on the last day of
                                              March, June, September and
                                              December in each year commencing
                                              September 30, 2002 to and
                                              including the Termination Date,
                                              with No Adjustment.

Fixed Rate Payer Payment Dates:               Quarterly, on the last day of
                                              March, June, September and
                                              December in each year commencing
                                              September 30, 2002 to and
                                              including the Termination Date,
                                              subject to adjustment in
                                              accordance with the Modified
                                              Following Business Day Convention

Fixed Rate:                                   9.12 percent

Fixed Rate Day Count Fraction:                30/360

     FLOATING AMOUNTS:

Floating Rate Payer:                          Counterparty

Floating Rate Payer Payment Dates:            Quarterly, on the last day of
                                              March, June, September and
                                              December in each year commencing
                                              September 30, 2002 to and
                                              including the Termination Date,
                                              subject to adjustment in
                                              accordance with the Modified
                                              Following Business Day Convention

Floating Rate for all Calculation Periods:    To be determined two London
                                              Banking Days prior to the Reset
                                              Dates

Floating Rate Option:                         USD-LIBOR-BBA

Designated Maturity for the initial
Calculation Period from and
including the Effective Date up to
but excluding September 30, 2002:             Linear Interpolation

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Designated Maturity for all
Calculation Periods from and
including September 30, 2002 to but
excluding the Termination Date:               3 Months

Spread:                                       Plus 2.83 percent

Floating Rate Payer Day Count Fraction:       Actual/360

Reset Dates:                                  The first day of each Floating
                                              Rate Payer Calculation Period

Compounding:                                  Inapplicable

Business Days:                                New York

Calculation Agent:                            As stated in the Master Agreement

          3a. EARLY TERMINATION:

           Optional Early Termination:            Applicable

           Option Style:                          American

           Optional Early Termination Date:       Any Business day from and
                                                  including the
                                                  Commencement Date through
                                                  and including the
                                                  Expiration Date, subject
                                                  to adjustment in
                                                  accordance with the
                                                  Modified Following
                                                  Business Day Convention,
                                                  provided that, the Buyer
                                                  must notify the Seller of
                                                  the date of such Business
                                                  Day (the "Optional Early
                                                  Termination Date") at
                                                  least forty (40) Calendar
                                                  Days prior to such
                                                  Optional Early
                                                  Termination Date.

           Seller:                                Counterparty

           Buyer:                                 Citibank

           Business Days for Payment:             New York

           Exercise Business Days:                New York

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          3b.  PROCEDURE FOR EXERCISE:

           Commencement Date:                     June 30, 2004, subject to
                                                  adjustment in accordance with
                                                  the Modified Following
                                                  Business Day Convention.

           Exercise Dates:                        The Optional Early Termination
                                                  Date

           Expiration Date:                       June 30, 2029, subject to
                                                  adjustment in accordance with
                                                  the Modified Following
                                                  Business Day Convention.

           Earliest Exercise Time:                9:00 a.m., New York time

           Expiration Time:                       4:00 p.m. New York time

           Multiple Exercise:                     Inapplicable

          3c.  SETTLEMENT TERMS:

           Cash Settlement:                       Inapplicable

          4.   CREDIT PROVISIONS:

                                                  (i)    Counterparty posts
                                                         upfront collateral of
                                                         USD 454,879.00 for the
                                                         Transaction detailed in
                                                         this confirmation.
                                                  (ii)   Gold Bank, a Kansas
                                                         State chartered bank,
                                                         remains well
                                                         capitalized according
                                                         to regulatory
                                                         guidelines or Citibank
                                                         has the right to
                                                         terminate the
                                                         Transaction or request
                                                         additional collateral.
                                                  (iii)  Gold Bank, a Kansas
                                                         State chartered bank
                                                         remains directly or
                                                         indirectly wholly-owned
                                                         by the Counterparty or
                                                         Citibank has the right
                                                         to terminate the
                                                         Transaction or request
                                                         additional collateral.
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          5.   OPTIONAL EARLY TERMINATION:

Provided that no Event of Default or event with which the giving of notice or the lapse of time, or both, would constitute such an Event of Default shall have occurred and be continuing, and provided that no Early Termination Date has been designated with respect to this Transaction, Counterparty may require this Transaction to be terminated and the remaining payment obligations under this Transaction to be settled and discharged on any Business Day, subject to

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adjustment in accordance with the Modified Following Business Day Convention
(the "Cash Settlement Date") by telephonic notice to the other party at approximately 11:00 a.m., New York time, on the day that is five Business Days prior to the Cash Settlement Date. If such notice is given, an amount (the "Cash Settlement Amount") shall be calculated as provided below on the day that is two Business Days prior to the Cash Settlement Date (the "Cash Settlement Determination Date"), and the remaining payment obligations of each party under this Transaction shall be settled and discharged by payment of the Cash Settlement Amount on the Cash Settlement Date.

"Cash Settlement Amount" means: (1) an amount agreed for that purpose by the parties at approximately 11:00 a.m., New York time, on the Cash Settlement Determination Date or at such other time as the parties may agree for such purpose (in either case, the "Determination Time"), or (2) if such an agreement cannot be reached, the amount which would be payable if (a) the Cash Settlement Date was an Early Termination Date (provided that the Cash Settlement Amount shall be determined at the Determination Time and paid for value on the Cash Settlement Date), (b) this Transaction was the only Terminated Transaction, (c) the Termination Currency was U.S. Dollars and (d) the amount due in respect of such Early Termination Date was calculated in accordance with Section 6(e)(ii)(2)(A) of the Agreement; provided, however, that notwithstanding any contrary provision of the definitions of "Settlement Amount" or "Market Quotation" or any other provision of the Agreement, quotations shall be solicited from five leading dealers in the U.S. Dollar interest rate swap market which would qualify as "Reference Market-makers" if selected for that purpose by either party (the "Selected Dealers"), each of the Selected Dealers shall be instructed to provide quotations of the market value of this Transaction and the parties shall obtain such quotations in concert or as agreed between themselves at the Determination Time.

A Cash Settlement Amount which is agreed upon by the parties shall be paid by the party designated in such agreement. A Cash Settlement Amount calculated in accordance with Section 6(e)(ii)(2)(A) of the Agreement shall be paid by the party which would be designated as the payer of such an amount under the Agreement. Upon payment of the Cash Settlement Amount payable on the Cash Settlement Date, this Transaction shall terminate and neither party shall have any further rights or obligations hereunder.

6.   ACCOUNT DETAILS:

Payments to Citibank:      Account for payments:
                           Citibank, N.A. New York
                           ABA # 021000089
                           Account No. 00167679
                           Financial Futures
                           Reference Swap: 29482

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Payments to Counterparty:  Account for payments:
                           Gold Banc-Leawood
                           ABA #:  101102315
                           Account No.:  1006450976
                           Gold Banc Corporation Inc.
                           Reference Swap 29482

     Counterparty hereby agrees (a) to check this Confirmation (Reference No.:
29482) carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between Citibank, N.A. New York and Counterparty with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and immediately returning an executed copy to Facsimile No. 212-615-8985.

Very truly yours,

CITIBANK, N.A. NEW YORK



By:       /s/ Nancy Ling
   ---------------------------------
      Nancy Ling
      Manager

Agreed and Accepted By:

Gold Banc Corporation, Inc.


By:       /s/ Rick Tremblay 8/30/02
   ---------------------------------
Name:  Rick Tremblay

Title: Chief Financial Officer

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